Exhibit 21.1

                    Subsidiaries of WealthCraft Systems Inc.

Corporation                                          State of Incorporation
----------------------------                         ----------------------

WealthCraft Systems Limited.                         HKSAR
WealthCraft Systems                                  PRC
(Shenzhen) Limited